Exhibit 5.1

650 Town Center Drive, 20th Floor
Costa Mesa, California 92626-1925
Tel: +1.714.540.1235 Fax: +1.714.755.8290
www.lw.com

FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Chicago	Paris
	Dubai	Riyadh
	Düsseldorf	San Diego
August 7, 2026	Frankfurt	San Francisco
	Hamburg	Seoul
	Hong Kong	Silicon Valley
	Houston	Singapore
Wave Life Sciences, Inc.	London	Tel Aviv
733 Concord Avenue	Los Angeles	Tokyo
Cambridge, MA 02138	Madrid	Washington, D.C.

Re:	Wave Life Sciences, Inc. Post-Effective Amendment No. 1 to Registration Statements on Form S-8

To the addressee set forth above:

We have acted as special counsel to Wave Life Sciences, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of Post-Effective Amendment No. 1 (the “Amendment”) to sixteen registration statements on Form S-8 (Registration Nos. 333-208598; 333-221480; 333-228308; 333-233054; 333-234519; 333-243491; 333-243515; 333-259196; 333-260948; 333-268286; 333-275420; 333-275421; 333-283123; 333-283125; 333-291408; and 333-291409) previously filed by Wave Life Sciences, Ltd., a public company limited by shares incorporated under the laws of the Republic of Singapore and the Company’s predecessor, with respect to the adoption of such registration statements by the Company pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Act”). Such registration statements on Form S-8, as amended by the Amendment, are referred to herein as the “Registration Statements.” In connection with such representation, the Company has advised us that shares (“Shares”) of common stock, par value $0.001 per share, of the Company may be issuable or become issuable pursuant to grants or awards under the employee plans (the “Plans”) set forth on Exhibit A hereto.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statements, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

August 7, 2026

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Plans, assuming in each case that the individual issuances, grants or awards under the Plans are duly authorized by all necessary corporate action and duly issued, granted or awarded and exercised in accordance with the requirements of law and the Plans (and the agreements and awards duly adopted thereunder and in accordance therewith), the issuance and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Amendment and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Amendment. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP

August 7, 2026

Exhibit A

Plans

1.	Wave Life Sciences Ltd. 2014 Equity Incentive Plan, as amended.

2.	Wave Life Sciences, Inc. Amended and Restated 2021 Equity Incentive Plan, effective as of August 7, 2026.

3.	Wave Life Sciences Ltd. 2021 Equity Plan, as amended, effective August 5, 2025.

4.	Amended and Restated Wave Life Sciences Inc. 2019 Employee Stock Purchase Plan, effective as of August 7, 2026.

5.	Wave Life Sciences Ltd. 2019 Employee Share Purchase Plan, as amended, effective as of August 1, 2023.

6.	Form of Non-qualified Stock Option Agreement under the Amended and Restated 2021 Equity Incentive Plan.

7.	Form of Non-qualified Share Option Agreement under the 2014 Equity Plan, effective as of September 20, 2016.

8.	Form of Non-qualified Share Option Agreement under the 2014 Equity Plan, effective as of January 1, 2018.

9.	Form of Non-qualified Share Option Agreement under the 2021 Equity Plan, effective as August 10, 2021.

10.	Form of Incentive Share Option Agreement under the 2014 Equity Plan, effective as of December 2014.

11.	Form of Incentive Share Option Agreement under the 2014 Equity Plan, effective as of September 20, 2016.

12.	Form of Restricted Stock Unit Agreement under the Amended and Restated 2021 Equity Incentive Plan.

13.	Form of Restricted Share Unit Agreement under the 2014 Equity Plan, effective as of June 16, 2016.

14.	Form of Restricted Share Unit Agreement under the 2014 Equity Plan, effective as of January 1, 2018.

15.	Form of Restricted Share Unit Agreement under the 2014 Equity Incentive Plan, effective as of January 1, 2019.

16.	Form of Restricted Share Unit Agreement under the 2021 Equity Plan, effective as of August 10, 2021.

17.	Form of Amended and Restated 2019 Performance-Based Restricted Share Unit Agreement under the 2014 Equity Incentive Plan, effective as of March 17, 2021.

18.	Form of 2021 Performance-Based Restricted Share Unit Agreement under the 2014 Equity Incentive Plan, effective as of March 17, 2021.

19.	Form of Non-qualified Stock Option Agreement for UK Participants under the Amended and Restated 2021 Equity Incentive Plan.

20.	Form of Restricted Stock Unit Agreement for UK Participants under the Amended and Restated 2021 Equity Incentive Plan.

21.	Form of Non-qualified Share Option Agreement for UK Participants under the 2014 Equity Plan, effective as of June 21, 2017.

22.	Form of Non-qualified Share Option Agreement for UK Participants under the 2014 Equity Plan, effective as of January 1, 2018.

23.	Form of Non-qualified Share Option Agreement for UK Participants under the 2021 Equity Plan, effective as of August 10, 2021.

August 7, 2026

24.	Form of Restricted Share Unit Agreement for UK Participants under the 2021 Equity Plan, effective as of August 10, 2021.

25.	Amendment to the Wave Life Sciences, Inc. NASDAQ Inducement Restricted Stock Unit Award Grant Notice and NASDAQ Inducement Restricted Stock Unit Agreement, effective as of August 7, 2026.

26.	Amendment to the Wave Life Sciences, Inc. NASDAQ Inducement Nonqualified Stock Option Grant Notice and NASDAQ Inducement Non-qualified Stock Option Agreement, effective as of August 7, 2026.

27.	Form of Inducement Non-qualified Share Option Agreement, effective May 2024.

28.	Form of Inducement Restricted Share Unit Agreement, effective May 2024.